1 PRESS RELEASE V2X Reports Second Quarter Results with Record Revenue Second Quarter and Recent Highlights • Record revenue of $1.07 billion, up 10% y/y • Operating income of $27.4 million; adjusted operating income1 of $65.8 million • Net loss of $6.5 million, down $8.3 million y/y • Adjusted EBITDA1 of $72.3 million with a margin1 of 6.7% • Diluted EPS of ($0.21); Adjusted diluted EPS1 of $0.83 • Over $4 billion of recent awards, including a new award valued up to $3.0+ billion to provide next generation readiness • Successfully repriced and extended $904 million Term Loan B 2024 Guidance: • Raising full-year revenue guidance and reaffirming Adjusted EBITDA, EPS, and Operating Cash Flow1 MCLEAN, Va., August 6, 2024 — V2X, Inc. (NYSE:VVX) announced second quarter 2024 financial results. “I am honored to join the V2X team and look forward to leveraging our mission first culture, differentiated capabilities, and impressive past performance to achieve our next stage of growth,” said Jeremy C. Wensinger, President and Chief Executive Officer of V2X. “Our people, processes, agility and expertise to operate worldwide are a differentiator. This enables alignment to critical missions with an ability to operate at scale around the globe.” Mr. Wensinger continued, “Demand remains strong for our mission based full lifecycle solutions and was demonstrated through several recent awards valued at over $4 billion. This includes a new five-year award valued at $3.0+ billion to deliver next generation readiness. In addition, we received a new production award from the U.S. Army for our Gateway Mission Routers valued at $49 million, an award valued at $265 million to support NASA’s operations in preparation for human spaceflight missions at the Johnson Space Center, and the award of the F-5 adversarial aircraft program from the U.S. Navy valued at $747 million.” “Importantly, our ability to deliver a full range of assured communications has resulted in two awards, further expanding our relationship with the Navy and our footprint in the Pacific. Our $88 million Naval Computer and Telecommunications Pacific award will provide vital C4I support to forces across the Pacific and Indian Oceans. Our $141 million Fleet Systems Engineering Team (FSET) program will continue to deliver end-to-end C4I systems engineering solutions. FSET ensures that no U.S. Navy Strike Group deploys without V2X.” Exhibit 99.1

2 Mr. Wensinger concluded, “V2X has great momentum and I believe there is substantial opportunity to build upon the impressive foundation by further leveraging technology and solutions to enhance business and customer outcomes.” Second Quarter 2024 Results “V2X reported record revenue of $1.07 billion in the quarter, which represents 10% year-over-year growth,” said Shawn Mural, Senior Vice President and Chief Financial Officer. “Revenue growth in the quarter was achieved through continued expansion of existing business in the Pacific and Middle East regions, as well as new programs. Revenue growth in the Pacific was 29% year-over-year and 23% on a sequential basis, driven by continued expansion of scope and services in the region. Revenue growth in the Middle East was also 29% year-over-year, driven primarily by expansion in Qatar and the continued phase-in of our longer-term Saudi Aviation Training and Support Services program.” “For the quarter, the Company reported operating income of $27.4 million and adjusted operating income1 of $65.8 million. Adjusted EBITDA1 was $72.3 million with a margin of 6.7%. Second quarter GAAP diluted EPS was ($0.21). Adjusted diluted EPS1 for the quarter was $0.83. The adjusted tax rate in the second quarter was 28% due to the executive transition. Absent this, our adjusted tax rate would have been approximately 23% yielding adjusted EPS of $0.88.” “Year to date, net cash used by operating activities was $31.6 million, reflective of working capital requirements to support growth. Adjusted net cash used by operating activities1 was $137.3 million, adding back approximately $12.1 million of M&A and integration costs and removing the contribution of the master accounts receivable purchase or MARPA facility of $117.8 million.” “At the end of the quarter, net debt for V2X was $1,150 million. Net leverage ratio1,2 was 3.56x, essentially flat compared to the first quarter 2024. We expect to achieve a net leverage ratio of 3.0x, by the end of 2024. During the quarter, we successfully repriced and extended our $904 million Term Loan B. This outcome is a testament to the strength in our business and is yielding additional interest expense savings while lowering our overall cost of capital.” “Total backlog as of June 28, 2024, was $12.2 billion. Funded backlog was $2.9 billion. Bookings in the quarter were $759 million. We expect backlog to increase in the second half of the year due to awards and contract definitizations.” Raising 2024 Revenue Guidance Mr. Mural concluded, “Given our strong revenue performance in the first half of the year we are updating our total year guidance.” Guidance for 2024 is as follows:

3 $ millions, except for per share amounts Prior 2024 Guidance Updated 2024 Guidance Revenue $4,100 $4,200 $4,175 $4,275 Adjusted EBITDA1 $300 $315 $300 $315 Adjusted Diluted Earnings Per Share1 $3.85 $4.20 $3.85 $4.20 Adjusted Net Cash Provided by Operating Activities1 $145 $165 $145 $165 The Company is not providing a quantitative reconciliation with respect to this forward-looking non-GAAP measure in reliance on the “unreasonable efforts” exception set forth in SEC rules because certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated. For example, unusual, one-time, non-ordinary, or non-recurring costs, which relate to M&A, integration and related activities cannot be reasonably estimated. Forward-looking statements are based upon current expectations and are subject to factors that could cause actual results to differ materially from those suggested here, including those factors set forth in the Safe Harbor Statement below. Second Quarter Conference Call Management will conduct a conference call with analysts and investors at 8:00 a.m. ET on Tuesday, August 6, 2024. U.S.-based participants may dial in to the conference call at 877-506-6380, while international participants may dial 412-542-4198. A live webcast of the conference call as well as an accompanying slide presentation will be available here: https://app.webinar.net/Aba2LPOkBXe A replay of the conference call will be posted on the V2X website shortly after completion of the call and will be available for one year. A telephonic replay will also be available through August 20, 2024, at 844-512-2921 (domestic) or 412-317-6671 (international) with passcode 10190283. Presentation slides that will be used in conjunction with the conference call will also be made available online in advance on the “investors” section of the company’s website at https://gov2x.com. V2X recognizes its website as a key channel of distribution to reach public investors and as a means of disclosing material non-public information to comply with its obligations under the U.S. Securities and Exchange Commission (“SEC”) Regulation FD. Footnotes: 1 See "Key Performance Indicators and Non-GAAP Financial Measures" for descriptions and reconciliations. 2 Net leverage ratio of 3.6x equals net debt of $1,150 million divided by trailing twelve-month (TTM) bank EBITDA of $322.7 million.

4 About V2X V2X builds innovative solutions that integrate physical and digital environments by aligning people, actions, and technology. V2X is embedded in all elements of a critical mission’s lifecycle to enhance readiness, optimize resource management, and boost security. The company provides innovation spanning national security, defense, civilian, and international markets. With a global team of approximately 16,000 professionals, V2X enables mission success by injecting AI and machine learning capabilities to meet today’s toughest challenges across all operational domains. Investor Contact Media Contact Mike Smith, CFA Angelica Spanos Deoudes IR@goV2X.com Communications@goV2X.com 719-637-5773 571-338-5195 Safe Harbor Statement Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 (the "Act"): Certain material presented herein includes forward-looking statements intended to qualify for the safe harbor from liability established by the Act. These forward-looking statements include, but are not limited to, all the statements and items listed under "2024 Guidance" above and other assumptions contained therein for purposes of such guidance, other statements about our 2024 performance outlook, revenue, contract opportunities, and any discussion of future operating or financial performance. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “could,” “potential,” “continue” or similar terminology. These statements are based on the beliefs and assumptions of the management of the Company based on information currently available to management. These forward-looking statements are not guarantees of future performance, conditions, or results, and involve a number of known and unknown risks, uncertainties, assumptions, and other important factors, many of which are outside our management’s control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company's historical experience and our present expectations or projections. For a discussion of some of the risks and uncertainties that could cause actual results to differ from such forward-looking statements, see the risks and other factors detailed from time to time in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the SEC. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

5 V2X, INC. CONDENSED CONSOLIDATED STATEMENTS OF (LOSS) INCOME (UNAUDITED) Three Months Ended Six Months Ended June 28, June 30, June 28, June 30, (In thousands, except per share data) 2024 2023 2024 2023 Revenue $ 1,072,183 $ 977,852 $ 2,082,747 $ 1,921,312 Cost of revenue 998,348 890,452 1,938,638 1,755,082 Selling, general, and administrative expenses 46,409 53,130 86,352 101,381 Operating income 27,426 34,270 57,757 64,849 Loss on extinguishment of debt (1,998) — (1,998) (22,052) Interest expense, net (28,807) (31,950) (56,381) (63,694) Other expense, net (4,735) (311) (6,368) (311) (Loss) income from operations before income taxes (8,114) 2,009 (6,990) (21,208) Income tax (benefit) expense (1,570) 210 (1,590) (5,527) Net (loss) income $ (6,544) $ 1,799 $ (5,400) $ (15,681) (Loss) earnings per share Basic $ (0.21) $ 0.06 $ (0.17) $ (0.51) Diluted $ (0.21) $ 0.06 $ (0.17) $ (0.51) Weighted average common shares outstanding - basic 31,470 31,033 31,411 30,981 Weighted average common shares outstanding - diluted 31,470 31,605 31,411 30,981

6 V2X, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED) June 28, December 31, (In thousands, except per share data) 2024 2023 Assets Current assets Cash, cash equivalents and restricted cash $ 44,770 $ 72,651 Receivables 781,898 705,995 Prepaid expenses and other current assets 149,925 96,223 Total current assets 976,593 874,869 Property, plant, and equipment, net 70,265 85,429 Goodwill 1,655,905 1,656,926 Intangible assets, net 367,148 407,530 Right-of-use assets 35,594 41,215 Other non-current assets 45,718 15,931 Total non-current assets 2,174,630 2,207,031 Total Assets $ 3,151,223 $ 3,081,900 Liabilities and Shareholders' Equity Current liabilities Accounts payable $ 462,496 $ 453,052 Compensation and other employee benefits 166,409 158,088 Short-term debt 16,878 15,361 Other accrued liabilities 242,398 213,700 Total current liabilities 888,181 840,201 Long-term debt, net 1,141,562 1,100,269 Deferred tax liabilities 11,128 11,763 Operating lease liabilities 31,778 34,691 Other non-current liabilities 86,623 104,176 Total non-current liabilities 1,271,091 1,250,899 Total liabilities 2,159,272 2,091,100 Commitments and contingencies (Note 7) Shareholders' Equity Preferred stock; $0.01 par value; 10,000,000 shares authorized; No shares issued and outstanding — — Common stock; $0.01 par value; 100,000,000 shares authorized; 31,480,227 and 31,191,628 shares issued and outstanding as of June 28, 2024 and December 31, 2023, respectively 315 312 Additional paid in capital 767,982 762,324 Retained earnings 225,451 230,851 Accumulated other comprehensive loss (1,797) (2,687) Total shareholders' equity 991,951 990,800 Total Liabilities and Shareholders' Equity $ 3,151,223 $ 3,081,900

7 V2X, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) Six Months Ended June 28, June 30, (In thousands) 2024 2023 Operating activities Net loss $ (5,400) $ (15,681) Adjustments to reconcile net loss to net cash (used in) provided by operating activities: Depreciation expense 11,870 11,326 Amortization of intangible assets 45,525 45,211 Amortization of cloud computing arrangements 886 142 Impairment of non-operating long-lived asset 2,192 — Loss on disposal of property, plant, and equipment 269 522 Stock-based compensation 11,794 20,446 Deferred taxes (1,207) (5,143) Amortization of debt issuance costs 4,163 4,692 Loss on extinguishment of debt 1,998 22,052 Changes in assets and liabilities: Receivables (51,693) (20,404) Other assets (56,734) (1,351) Accounts payable (9,505) 7,647 Compensation and other employee benefits 8,480 (23,150) Other liabilities 5,811 31,831 Net cash (used in) provided by operating activities (31,551) 78,140 Investing activities Purchases of capital assets (8,511) (11,543) Proceeds from the disposition of assets 11 5 Acquisitions of businesses (16,939) — Net cash used in investing activities (25,439) (11,538) Financing activities Proceeds from issuance of long-term debt — 250,000 Repayments of long-term debt (7,669) (424,888) Proceeds from revolver 648,750 552,750 Repayments of revolver (602,750) (467,750) Proceeds from stock awards and stock options 149 6 Payment of debt issuance costs (1,188) (7,507) Prepayment premium on early redemption of debt — (1,600) Payments of employee withholding taxes on share-based compensation (5,767) (14,618) Net cash provided by (used in) financing activities 31,525 (113,607) Exchange rate effect on cash (2,416) 1,252 Net change in cash, cash equivalents and restricted cash (27,881) (45,753) Cash, cash equivalents and restricted cash - beginning of period 72,651 116,067 Cash, cash equivalents and restricted cash - end of period $ 44,770 $ 70,314 Supplemental disclosure of cash flow information: Interest paid $ 55,374 $ 58,300 Income taxes paid $ 7,946 $ 2,707 Purchase of capital assets on account $ 520 $ 1,813

8 Key Performance Indicators and Non-GAAP Measures The primary financial performance measures we use to manage our business and monitor results of operations are revenue trends and operating income trends. Management believes that these financial performance measures are the primary drivers for our earnings and net cash from operating activities. Management evaluates its contracts and business performance by focusing on revenue, and operating income. Operating income represents revenue less both cost of revenue and selling, general and administrative (SG&A) expenses. Cost of revenue consists of labor, subcontracting costs, materials, and an allocation of indirect costs, which includes service center transaction costs. SG&A expenses consist of indirect labor costs (including wages and salaries for executives and administrative personnel), bid and proposal expenses and other general and administrative expenses not allocated to cost of revenue. We manage the nature and amount of costs at the program level, which forms the basis for estimating our total costs and profitability. This is consistent with our approach for managing our business, which begins with management's assessing the bidding opportunity for each contract and then managing contract profitability throughout the performance period. In addition to the key performance measures discussed above, we consider adjusted net income, adjusted diluted earnings per share, adjusted operating income, adjusted EBITDA, adjusted EBITDA margin, and adjusted operating cash flow to be useful to management and investors in evaluating our operating performance, and to provide a tool for evaluating our ongoing operations. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives. We provide this information to our investors in our earnings releases, presentations, and other disclosures. Adjusted net income, adjusted diluted earnings per share, adjusted operating income, adjusted EBITDA, adjusted EBITDA margin, and adjusted net cash provided by (used in) operating activities, however, are not measures of financial performance under GAAP and should not be considered a substitute for financial measures determined in accordance with GAAP. Definitions and reconciliations of these items are provided below. • Adjusted operating income is defined as operating income, adjusted to exclude items that may include, but are not limited to, significant charges or credits, and unusual and infrequent non-operating items that impact current results but are not related to our ongoing operations, such as M&A, integration, and related costs. • Adjusted EBITDA is defined as operating income, adjusted to exclude depreciation and amortization of intangible assets, and items that may include, but are not limited to, significant charges or credits, and

9 unusual and infrequent non-operating items that impact current results but are not related to our ongoing operations, such as M&A, integration, and related costs. • Adjusted EBITDA margin is defined as adjusted EBITDA divided by revenue. • Adjusted net income is defined as net income, adjusted to exclude items that may include, but are not limited to, significant charges or credits, and unusual and infrequent non-operating items that impact current results but are not related to our ongoing operations, such as M&A, integration and related costs, amortization of acquired intangible assets, amortization of debt issuance costs, and loss on extinguishment of debt. • Adjusted diluted earnings per share is defined as adjusted net income divided by the weighted average diluted common shares outstanding. • Cash interest expense, net is defined as interest expense, net adjusted to exclude amortization of debt issuance costs. • Adjusted net cash provided by (used in) operating activities or adjusted operating cash flow is defined as net cash provided by (or used in) operating activities adjusted to exclude infrequent non-operating items, such as M&A payments and related costs. • Net leverage ratio is defined as net debt (or total debt less unrestricted cash) divided by trailing twelve- month (TTM) bank EBITDA.

Non-GAAP Tables

($K, except per share data)	Three Months Ended		Six Months Ended	
	June 28, 2024	June 30, 2023	June 28, 2024	June 30, 2023
Revenue	$ 1,072,183	$ 977,852	$ 2,082,747	$ 1,921,312
Net income (loss)	$ (6,544)	$ 1,799	$ (5,400)	$ (15,681)
Plus:				
Income tax expense (benefit)	(1,570)	210	(1,590)	(5,527)
Other expense, net	4,735	311	6,368	311
Interest expense, net	28,807	31,950	56,381	63,694
Loss on extinguishment of debt	1,998	—	1,998	22,052
Operating income	$ 27,426	$ 34,270	$ 57,757	$ 64,849
Plus:				
Amortization of intangible assets	22,986	22,605	45,525	45,211
M&A, integration and related costs	15,344	14,964	25,325	25,731
Adjusted operating income	$ 65,756	$ 71,839	$ 128,607	$ 135,791
Plus:				
Depreciation and CCA amortization	6,513	5,914	12,756	11,326
Adjusted EBITDA	$ 72,269	$ 77,753	$ 141,363	$ 147,117
Adjusted EBITDA margin	6.7 %	8.0 %	6.8 %	7.7 %
Minus:				
Cash interest expense, net	26,804	29,771	52,218	59,002
Income tax expense, as adjusted	10,145	7,130	17,300	15,710
Depreciation and CCA amortization	6,513	5,914	12,756	11,326
Other expense, net, as adjusted	2,543	311	4,176	311
Adjusted net income	$ 26,264	$ 34,627	$ 54,913	$ 60,768

($K, except per share data)	Three Months Ended		Six Months Ended	
	June 28, 2024	June 30, 2023	June 28, 2024	June 30, 2023
Diluted earnings (loss) per share	$ (0.21)	$ 0.06	$ (0.17)	$ (0.51)
Plus:				
M&A, integration and related costs	0.36	0.38	0.60	0.64
Amortization of intangible assets	0.53	0.58	1.09	1.13
Amortization of debt issuance costs and Loss on extinguishment of debt	0.10	0.08	0.15	0.67
FMV land impairment	0.05	—	0.05	—
Adjusted diluted earnings per share	$ 0.83	$ 1.10	$ 1.72	$ 1.93
Average shares outstanding				
Basic, as reported	31,470	31,033	31,411	30,981
Diluted, as reported	31,470	31,605	31,411	30,981
Adjusted diluted	31,510	31,605	31,894	31,449

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SUPPLEMENTAL INFORMATION

Revenue by client branch, contract type, contract relationship, and geographic region for the periods presented below was as follows:

Revenue by Client

	Three Months Ended				Six Months Ended			
	June 28,		June 30,		June 28,		June 30,	
(In thousands)	2024	%	2023	%	2024	%	2023	%
Army	$ 456,690	43 %	$ 393,499	40 %	$ 890,120	43 %	$ 784,002	41 %
Navy	349,824	33 %	293,198	30 %	671,208	32 %	585,888	30 %
Air Force	127,467	12 %	154,001	16 %	246,036	12 %	283,982	15 %
Other	138,202	12 %	137,154	14 %	275,383	13 %	267,440	14 %
Total revenue	$ 1,072,183		$ 977,852		$ 2,082,747		$ 1,921,312	

Revenue by Contract Type

	Three Months Ended				Six Months Ended			
	June 28,		June 30,		June 28,		June 30,	
(In thousands)	2024	%	2023	%	2024	%	2023	%
Cost-plus and cost-reimbursable	$ 615,837	57 %	$ 507,282	52 %	$ 1,200,659	58 %	$ 1,019,217	53 %
Firm-fixed-price	429,182	40 %	438,684	45 %	826,433	40 %	834,891	43 %
Time-and-materials	27,164	3 %	31,886	3 %	55,655	2 %	67,204	4 %
Total revenue	$ 1,072,183		$ 977,852		$ 2,082,747		$ 1,921,312	

Revenue by Contract Relationship

	Three Months Ended				Six Months Ended			
	June 28,		June 30,		June 28,		June 30,	
(In thousands)	2024	%	2023	%	2024	%	2023	%
Prime contractor	$ 1,006,121	94 %	$ 916,060	94 %	$ 1,951,276	94 %	$ 1,795,239	93 %
Subcontractor	66,062	6 %	61,792	6 %	131,471	6 %	126,073	7 %
Total revenue	$ 1,072,183		$ 977,852		$ 2,082,747		$ 1,921,312	

Revenue by Geographic Region

	Three Months Ended				Six Months Ended			
	June 28,		June 30,		June 28,		June 30,	
(In thousands)	2024	%	2023	%	2024	%	2023	%
United States	$ 578,881	54 %	$ 578,514	59 %	$ 1,123,608	54 %	$ 1,127,284	59 %
Middle East	361,064	34 %	279,083	29 %	704,361	34 %	560,204	29 %
Asia	84,663	8 %	65,533	7 %	153,464	7 %	129,850	7 %
Europe	47,575	4 %	54,722	5 %	101,314	5 %	103,974	5 %
Total revenue	$ 1,072,183		$ 977,852		$ 2,082,747		$ 1,921,312	

Source: V2X, Inc.

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